UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, AR	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2017, Uniti Fiber Holdings Inc, Uniti Group Inc. (“Uniti”) and CSL Capital, LLC (collectively, the “Issuers”) completed their previously announced private offering of $200 million aggregate principal amount of the Issuers’ 7.125 % Senior Notes due 2024 (the “Notes”). The Issuers intend to use the net proceeds from the offering to fund a portion of the cash consideration payable in connection with their previously announced acquisition of Southern Light, LLC. If the Southern Light acquisition has not been consummated on or prior to October 14, 2017 or if, prior to such date, Uniti notifies the Trustee (as defined below) in writing that it will not pursue the Southern Light acquisition, the Notes will be subject to special mandatory redemption. The special mandatory redemption price will be equal to 100% of the issue price of the Notes, plus accrued and unpaid interest, if any, from December 15, 2016 (or, if after June 15, 2017, from June 15, 2017) up to, but excluding, the date of such special mandatory redemption.

Following completion of the Southern Light acquisition, the Notes are expected to be mandatorily exchanged for 7.125% senior notes due 2024 issued as “additional notes” under the indenture dated as of December 15, 2016 among Uniti, CSL Capital, LLC, the guarantors party thereto and the trustee party thereto (the “2016 Indenture”). The additional notes will be part of the same series as the existing 7.125% senior notes due 2024 issued under the 2016 Indenture, and are expected to have the same CUSIP number as, and be fungible with, the notes issued under the 2016 Indenture. Uniti Fiber Holdings Inc. is expected to be added to the existing notes as a co-issuer prior to the mandatory exchange.

The Notes were issued at an issue price of 100.500%, plus accrued interest from December 15, 2016, pursuant to an Indenture, dated as of May 8, 2017 (the “Indenture”), among the Issuers, the guarantors named therein (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes mature on December 15, 2024 and bear interest at a rate of 7.125% per year. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2017.

The Issuers may redeem the Notes at any time prior to December 15, 2019 at a redemption price of 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the Notes, if any, to, but not including, the redemption date, plus a “make whole” premium described in the  Indenture and, at any time on or after December 15, 2019, at the redemption prices set forth in the Indenture. In addition, at any time on or prior to December 15, 2019, up to 35% of the aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings if at least 60% of the originally issued aggregate principal amount of the Notes remains outstanding. If certain changes of control of Uniti occur, holders of the Notes will have the right to require the Issuers to offer to repurchase their Notes at 101% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Notes are guaranteed by certain of Uniti’s existing and future domestic restricted subsidiaries that guarantee Uniti’s existing credit facilities. The Notes and the related guarantees are the Issuers’ and the Guarantors’ senior unsecured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior unsecured indebtedness. The Notes and related guarantees are effectively subordinated to all of the Issuers’ and Guarantors’ secured indebtedness (including the existing credit facilities and secured notes) to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all existing and future liabilities (including trade payables) of the Issuers’ subsidiaries that do not guarantee the Notes.

The Indenture contains customary high yield covenants limiting the ability of Uniti and its restricted subsidiaries to: incur or guarantee additional indebtedness; incur or guarantee secured indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; enter into transactions with affiliates; merge or consolidate or sell all or substantially all of their assets; and create restrictions on the ability of the Issuers and their restricted subsidiaries to pay dividends or other amounts to the Issuers. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

The Indenture also contains customary events of default, including, among others, the following: default for 30 days in the payment when due of interest on the applicable series of Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure by Uniti or any restricted subsidiary to comply with certain covenants in the Indenture for 90 days (subject to certain exceptions) after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes; acceleration of, or payment default on, indebtedness of Uniti or any of its restricted subsidiaries in excess of $75 million; and certain events of bankruptcy or insolvency described in the Indenture. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes will become due and payable immediately without further action or notice. If any other event of default occurs, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes of a series to be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the Indenture (and the form of Note included therein), which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1

Indenture, dated as of May 8, 2017, among Uniti Fiber Holdings Inc, Uniti Group Inc. and CSL Capital, LLC, as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee, governing the 7.125% Senior Notes due 2024.

4.2	Form of 7.125% Senior Note due 2024 (included in Exhibit 4.1 above).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard

	Title:	Executive Vice President — General Counsel and Corporate Secretary

Date: May 8, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1

Indenture, dated as of May 8, 2017, among Uniti Fiber Holdings Inc, Uniti Group Inc. and CSL Capital, LLC, as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee, governing the 7.125% Senior Notes due 2024.

4.2	Form of 7.125% Senior Note due 2024 (included in Exhibit 4.1 above).